Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-8 of our report dated March 31, 2023 (which includes an explanatory paragraph relating to Titan Pharmaceuticals, Inc.’s ability to continue as a going concern) relating to the financial statements, which is incorporated by reference in that Prospectus. We also consent to the reference to our firm under the heading “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

San Francisco, California

October 24, 2023